Fourth Quarter 2016 Supplemental Operating and Financial Data All amounts in this report are unaudited. Government Properties Income Trust Exhibit 99.2

Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2016 TABLE OF CONTENT S 2 TABLE OF CONTENTS CORPORATE INFORMATION PAGE/EXHIBIT Company Profile 6 Investor Information 7 Research Coverage 8 FINANCIALS Key Financial Data 10 Consolidated Balance Sheets 11 Consolidated Statements of Income (Loss) 12 Consolidated Statements of Cash Flows 13 Debt Summary 14 Debt Maturity Schedule 15 Leverage Ratios, Coverage Ratios and Public Debt Covenants 16 Summary of Capital Expenditures 17 Property Acquisition and Disposition Information Since January 1, 2016 18 Calculation of Property Net Operating Income (NOI) and Cash Basis NOI 19 Calculation of Same Property NOI and Cash Basis NOI 20 Calculation of EBITDA and Adjusted EBITDA 21 Calculation of Funds from Operations (FFO) and Normalized FFO 22 Non-GAAP Financial Measures Definitions 23 PORTFOLIO INFORMATION Portfolio Summary 25 Summary Consolidated and Same Property Results 26 Occupancy and Leasing Summary 28 Leasing Analysis by Tenant Type 29 Tenant List 30 Lease Expiration Schedule 31 EXHIBIT Property Detail A

Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2016 W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENT S 3 WARNING CONCERNING FORWARD LOOKING STATEMENTS THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING: • OUR ACQUISITIONS AND SALES OF PROPERTIES, • OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY, • THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT OR BE NEGATIVELY AFFECTED BY CYCLICAL ECONOMIC CONDITIONS OR GOVERNMENT BUDGET CONSTRAINTS, • THE LIKELIHOOD THAT OUR TENANTS WILL RENEW OR EXTEND THEIR LEASES AND NOT EXERCISE EARLY TERMINATION OPTIONS PURSUANT TO THEIR LEASES OR THAT WE WILL OBTAIN REPLACEMENT TENANTS, • OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND THE AMOUNT OF SUCH DISTRIBUTIONS, • OUR EXPECTATION THAT WE BENEFIT FINANCIALLY FROM OUR OWNERSHIP INTEREST IN SELECT INCOME REIT, OR SIR, • OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS, • THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY, • OUR EXPECTATION THAT THERE WILL BE OPPORTUNITIES FOR US TO ACQUIRE, AND THAT WE WILL ACQUIRE, ADDITIONAL PROPERTIES THAT ARE MAJORITY LEASED TO GOVERNMENT TENANTS OR GOVERNMENT CONTRACTOR TENANTS, • OUR EXPECTATIONS REGARDING DEMAND FOR LEASED SPACE BY THE U.S. GOVERNMENT AND STATE AND LOCAL GOVERNMENTS, • OUR ABILITY TO RAISE EQUITY OR DEBT CAPITAL, • OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT, • OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL, • OUR CREDIT RATINGS, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF THE RMR GROUP INC., OR RMR INC., • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC, • THE CREDIT QUALITIES OF OUR TENANTS, • OUR QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST, OR REIT, AND • OTHER MATTERS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, OR FFO, NORMALIZED FUNDS FROM OPERATIONS, OR NORMALIZED FFO, NET OPERATING INCOME, OR NOI, CASH BASIS NOI, EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, OR EBITDA, EBITDA AS ADJUSTED, OR ADJUSTED EBITDA, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO: • THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS, • COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY WITH RESPECT TO THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED AND WITH RESPECT TO GOVERNMENT TENANCIES, • THE IMPACT OF CHANGES IN THE REAL ESTATE NEEDS AND FINANCIAL CONDITIONS OF THE U.S. GOVERNMENT AND STATE AND LOCAL GOVERNMENTS, • COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS, • ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, THE RMR GROUP LLC, OR RMR LLC, RMR INC., SIR, AIC AND OTHERS AFFILIATED WITH THEM, • LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES, AND • ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL. FOR EXAMPLE: • OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS, THE CAPITAL COSTS WE INCUR TO LEASE OUR PROPERTIES, OUR WORKING CAPITAL REQUIREMENTS AND OUR RECEIPT OF DISTRIBUTIONS FROM SIR. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED,

Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2016W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENTS (continued ) 4 • OUR ABILITY TO GROW OUR BUSINESS AND INCREASE DISTRIBUTIONS TO OUR SHAREHOLDERS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS, LESS PROPERTY OPERATING EXPENSES, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES, • SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • SOME GOVERNMENT TENANTS MAY EXERCISE THEIR RIGHTS TO VACATE THEIR SPACE BEFORE THE STATED EXPIRATION OF THEIR LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE, • CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS MAY CHANGE, • CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CUSTOMARY CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY, • ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE CREDIT FACILITIES WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH SUCH FACILITIES, • WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE, • THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS MAY BE INCREASED TO UP TO $2.5 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR, • WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS. HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, • THE BUSINESS MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS.  HOWEVER, THOSE AGREEMENTS INCLUDE TERMS WHICH PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES.  ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS OR FOR SHORTER TERMS, • WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., SIR, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS.  HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE, • THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR REVOLVING CREDIT FACILITY AND TERM LOANS AND THE FACILITY FEE PAYABLE ON OUR REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS. FUTURE CHANGES IN OUR CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES WE PAY TO INCREASE, • SIR MAY REDUCE THE AMOUNT OF ITS DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US, • WE MAY BE UNABLE TO SELL OUR SIR COMMON SHARES FOR AN AMOUNT EQUAL TO OUR CARRYING VALUE OF THOSE SHARES AND ANY SUCH SALE MAY BE AT A DISCOUNT TO MARKET PRICE BECAUSE OF THE LARGE SIZE OF OUR SIR HOLDINGS OR OTHERWISE; WE MAY REALIZE A LOSS ON OUR INVESTMENT IN OUR SIR SHARES, AND • WE CURRENTLY EXPECT TO SPEND APPROXIMATELY $15.4 MILLION TO COMPLETE OUR REDEVELOPMENT AND EXPANSION OF AN EXISTING PROPERTY IN CONNECTION WITH A NEW LEASE AGREEMENT. IN ADDITION, AS OF DECEMBER 31 2016, WE HAVE ESTIMATED UNSPENT LEASING RELATED OBLIGATIONS OF $26.5 MILLION, EXCLUDING THE ESTIMATED DEVELOPMENT COSTS NOTED IN THE PRECEDING SENTENCE. IT IS DIFFICULT TO ACCURATELY ESTIMATE DEVELOPMENT COSTS. THIS DEVELOPMENT PROJECT AND OUR UNSPENT LEASING RELATED OBLIGATIONS MAY COST MORE OR LESS AND MAY TAKE LONGER TO COMPLETE THAN WE CURRENTLY EXPECT, AND WE MAY INCUR INCREASING AMOUNTS FOR THESE AND SIMILAR PURPOSES IN THE FUTURE. CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS CHANGES IN GOVERNMENT TENANTS’ NEEDS FOR LEASED SPACE, ACTS OF TERRORISM, NATURAL DISASTERS OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY. THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2016CORPORATE INFORMATION 5 One Memphis Place, Memphis, TN Square Feet: 204,694 Primary Agency Occupant: U.S. Courts

Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2016 COM PAN Y PROFIL E 6 COMPANY PROFILE The Company: Government Properties Income Trust, or GOV, we or us, is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to government tenants. The majority of our properties are office buildings. As of December 31, 2016, we also own 24.9 million common shares, or approximately 27.9%, of the then outstanding common shares of Select Income REIT (Nasdaq: SIR), or SIR, a REIT that is focused on owning and investing in net leased, single tenant properties. We have been investment grade rated since 2010, and we are included in the S&P Small Cap 600 Index, the Russell 2000® index and the MSCI US REIT index. Management: GOV is managed by The RMR Group LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to four publicly owned real estate investment trusts, or REITs, and three real estate related operating businesses. In addition to managing GOV, RMR manages Hospitality Properties Trust, a REIT that owns hotels and travel centers, Senior Housing Properties Trust, a REIT that primarily owns healthcare, senior living and medical office buildings, and Select Income REIT, a REIT that is focused on owning and investing in net leased, single tenant properties. RMR also provides management services to TravelCenters of America LLC, a publicly traded operator of travel centers along the U.S. Interstate Highway System, convenience stores and restaurants, Five Star Quality Care, Inc., a publicly traded operator of senior living communities, and Sonesta International Hotels Corporation, a privately owned franchisor and operator of hotels and cruise ships. RMR also manages publicly traded securities of real estate companies and private commercial real estate debt funds through wholly owned SEC registered investment advisory subsidiaries. As of December 31, 2016, RMR had $27.2 billion of real estate assets under management and the combined RMR managed companies had approximately $11 billion of annual revenues, over 1,400 properties and more than 53,000 employees. We believe that being managed by RMR is a competitive advantage for GOV because of RMR’s depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services. Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634 (t) (617) 219-1440 (f) (617) 219-1441 Stock Exchange Listing: Nasdaq Trading Symbols: Common Shares: GOV Senior Unsecured Notes due 2046: GOVNI Issuer Ratings: Moody’s: Baa3 Standard & Poor’s: BBB- (1) Excludes one property (one building) classified as discontinued operations as of December 31, 2016. (2) See page 22 for the calculation of Normalized FFO and a reconciliation of this amount from net income, as applicable, determined in accordance with U.S. generally accepted accounting principles, or GAAP. Total Properties 73 (95 buildings) Total sq. ft. 11,443 Percent Leased 95.1% Q4 2016 total rental income $66,030 Q4 2016 net income $12,065 Q4 2016 Normalized FFO (2) $41,533 Key data (as of 12/31/2016)(1): (dollars and sq. ft. in 000s)

INVESTOR INFORMATION

INVESTOR INFORMATION

Board of Trustees

Barbara D. Gilmore
Independent Trustee

John L. Harrington
Independent Trustee

Jeffrey P. Somers
Independent Trustee

Adam D. Portnoy
Managing Trustee

Barry M. Portnoy
Managing Trustee

Senior Management

David M. Blackman
President and Chief Operating Officer

Mark L. Kleifges
Chief Financial Officer and Treasurer

Contact Information

Investor Relations
Government Properties Income Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 219-1440
(f) (617) 796-8267
(e-mail) info@govreit.com
(website) www.govreit.com

Inquiries
Financial inquiries should be directed to Mark L. Kleifges, Chief Financial Officer and Treasurer, at (617) 219-1440 or mkleifges@rmrgroup.com.

Investor and media inquiries should be directed to Christopher Ranjitkar, Director, Investor Relations, at (617) 219-1473 or cranjitkar@rmrgroup.com.

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RESEARCH COVERAGE

RESEARCH COVERAGE

Equity Research Coverage

Bank of America Merrill Lynch Research
James Feldman
James.Feldman@baml.com
(646) 855-5808

FBR & Co.
Bryan Maher
bmaher@fbr.com
(646) 885-5423

Jefferies & Company, Inc.
Jonathan Petersen
jpetersen@jefferies.com
(212) 284-1705

JMP Securities
Mitch Germain
mgermain@jmpsecurities.com
(212) 906-3546

Morgan Stanley
Sumit Sharma
Sumit.Sharma@morganstanley.com
(212) 761-7567

RBC Capital Markets
Mike Carroll
Michael.Carroll@rbccm.com
(440) 715-2649

Rating Agencies

Moody's Investors Service
Lori Marks
Lori.marks@moodys.com
(212) 553-1653

Standard & Poor's
Sarah Sherman
sarah.sherman@standardandpoors.com
(212) 438-3550

GOV is followed by the analysts and its credit is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding GOV's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of GOV or its management. GOV does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2016 FINANCIALS 9960 Maryland Drive, Richmond, VA Square Feet: 173,932 Agency Occupant: The Commonwealth of Virginia 9 625 Indiana Avenue, Washington, DC Square Feet: 160,897 Primary Agency Occupant: U.S. Courts 9

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollar and share amounts in thousands, except per share data)

	As of and for the Three Months Ended				
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Selected Balance Sheet Data:					
Total gross assets [(1)]	$ 2,681,870	$ 2,551,044	$ 2,526,611	$ 2,525,238	$ 2,424,389
Total assets	$ 2,385,066	$ 2,265,070	$ 2,251,210	$ 2,259,395	$ 2,168,510
Total liabilities	$ 1,450,062	$ 1,314,330	$ 1,293,998	$ 1,298,498	$ 1,211,859
Total shareholders' equity	$ 935,004	$ 950,740	$ 957,212	$ 960,897	$ 956,651
Selected Income Statement Data:					
Rental income	$ 66,030	$ 64,478	$ 64,061	$ 63,611	$ 61,685
Net income (loss) [(2)]	$ 12,065	$ 11,578	$ 16,813	$ 17,387	$ (2,339)
NOI [(3)]	$ 39,939	$ 37,550	$ 39,556	$ 38,873	$ 36,704
Adjusted EBITDA [(4)]	$ 49,424	$ 47,122	$ 48,949	$ 47,907	$ 46,539
FFO [(2) (5)]	$ 40,637	$ 38,512	$ 43,302	$ 44,312	$ 24,208
Normalized FFO [(5)]	$ 41,533	$ 38,590	$ 43,350	$ 44,377	$ 43,619
Per Share Data (basic and diluted):					
Net income (loss) [(2)]	$ 0.17	$ 0.16	$ 0.24	$ 0.24	$ (0.03)
FFO [(2) (5)]	$ 0.57	$ 0.54	$ 0.61	$ 0.62	$ 0.34
Normalized FFO [(5)]	$ 0.58	$ 0.54	$ 0.61	$ 0.62	$ 0.61
Dividends:					
Annualized distributions paid per share during period [(6)]	$ 1.72	$ 1.72	$ 1.72	$ 1.72	$ 1.72
Annualized distributions yield (at end of period) [(6)]	9.0%	7.6%	7.5%	9.6%	10.8%
Normalized FFO payout ratio [(5) (6)]	74.1%	79.6%	70.5%	69.4%	70.5%

(1) Total gross assets is total assets plus accumulated depreciation.
(2) Net loss and FFO for the three months ended December 31, 2015 includes a $12,368, or $0.17 per basic and diluted share, loss on the distribution of RMR common stock to our shareholders.
(3) See page 19 for the calculation of NOI and a reconciliation of that amount to net income (loss) determined in accordance with GAAP.
(4) See page 21 for the calculation of Adjusted EBITDA and a reconciliation of net income (loss) determined in accordance with GAAP to that amount.
(5) See page 22 for the calculation of FFO and Normalized FFO and a reconciliation of net income (loss) determined in accordance with GAAP to those amounts.
(6) Annualized distributions paid per share for the three months ended December 31, 2015 excludes a $0.13 per common share non-cash distribution of RMR common stock to our shareholders on December 14, 2015. Annualized distribution yield is the annualized distribution paid during the period divided by the closing price at the end of the period.

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Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2016 CONSOLID ATED BALANCE SHEET S 11 CONSOLIDATED BALANCE SHEETS (amounts in thousands, except share data) As of December 31 2016 2015 ASSETS Real estate properties: Land $ 267,855 $ 253,058 Buildings and improvements 1,620,905 1,443,074 Total real estate properties, gross 1,888,760 1,696,132 Accumulated depreciation (296,804) (255,879) Total real estate properties, net 1,591,956 1,440,253 Equity investment in Select Income REIT 487,708 491,369 Assets of discontinued operations 12,541 12,468 Assets of property held for sale — 3,098 Acquired real estate leases, net 124,848 118,267 Cash and cash equivalents 29,941 8,785 Restricted cash 530 1,022 Rents receivable, net 48,458 45,269 Deferred leasing costs, net 21,079 14,299 Other assets, net 68,005 33,680 Total assets $ 2,385,066 $ 2,168,510 LIABILITIES AND SHAREHOLDERS’ EQUITY Unsecured revolving credit facility $ 160,000 $ 117,000 Unsecured term loans, net 547,171 546,490 Senior unsecured notes, net 646,844 345,809 Mortgage notes payable, net 27,837 136,299 Liabilities of discontinued operations 45 54 Liabilities of property held for sale — 43 Accounts payable and other liabilities 54,019 50,543 Due to related persons 3,520 2,886 Assumed real estate lease obligations, net 10,626 12,735 Total liabilities 1,450,062 1,211,859 Commitments and contingencies Shareholders’ equity: Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized, 71,177,906 and 71,126,308 shares issued and outstanding, respectively 712 711 Additional paid in capital 1,473,533 1,472,482 Cumulative net income 96,329 38,486 Cumulative other comprehensive income (loss) 26,957 (14,867) Cumulative common distributions (662,527) (540,161) Total shareholders’ equity 935,004 956,651 Total liabilities and shareholders’ equity $ 2,385,066 $ 2,168,510

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(dollars and share amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,	
	2016	2015	2016	2015
Rental income [1]	$ 66,030	$ 61,685	$ 258,180	$ 248,549
Expenses:				
Real estate taxes	7,893	7,087	30,703	29,906
Utility expenses	3,939	4,128	17,269	17,916
Other operating expenses	14,259	13,766	54,290	50,425
Depreciation and amortization	18,440	17,021	73,153	68,696
Acquisition related costs	828	352	1,191	811
General and administrative	3,547	3,395	14,897	14,826
Total expenses	48,906	45,749	191,503	182,580
Operating income	17,124	15,936	66,677	65,969
Dividend income	304	811	971	811
Interest income	95	—	158	14
Interest expense (including net amortization of debt premium and discounts and debt issuance costs of $808, $355, $2,832 and $1,376, respectively)	(12,774)	(9,114)	(45,060)	(37,008)
Gain on early extinguishment of debt	—	—	104	34
Loss on distribution to common shareholders of The RMR Group Inc. common stock	—	(12,368)	—	(12,368)
Net gain (loss) on issuance of shares by Select Income REIT	(2)	—	86	(42,145)
Loss on impairment of Select Income REIT investment	—	—	—	(203,297)
Income (loss) from continuing operations before income taxes and equity in earnings of investees	4,747	(4,735)	22,936	(227,990)
Income tax expense	(38)	(37)	(101)	(86)
Equity in earnings of investees	7,516	2,568	35,518	18,640
Income (loss) from continuing operations	12,225	(2,204)	58,353	(209,436)
Loss from discontinued operations	(160)	(135)	(589)	(525)
Income (loss) before gain on sale of property	12,065	(2,339)	57,764	(209,961)
Gain on sale of property	—	—	79	—
Net income (loss)	$ 12,065	$ (2,339)	$ 57,843	$ (209,961)
Weighted average common shares outstanding (basic)	71,079	71,030	71,050	70,700
Weighted average common shares outstanding (diluted)	71,079	71,030	71,071	70,700
Per common share amounts (basic and diluted):				
Income (loss) from continuing operations	$ 0.17	$ (0.03)	$ 0.82	$ (2.96)
Loss from discontinued operations	$ —	$ —	$ (0.01)	$ (0.01)
Net income (loss)	$ 0.17	$ (0.03)	$ 0.81	$ (2.97)
Additional Data:				
General and administrative expenses / rental income	5.37%	5.50%	5.77%	5.97%
General and administrative expenses / total assets (at end of period)	0.15%	0.16%	0.62%	0.68%
Non-cash straight line rent adjustments [1]	$ 902	$ 1,159	$ 2,691	$ 3,978
Lease value amortization included in rental income [1]	$ (355)	$ (293)	$ (1,457)	$ (1,155)
Non-cash amortization included in other operating expenses [2]	$ 121	$ 121	$ 484	$ 246
Non-cash amortization included in general and administrative expenses [2]	$ 151	$ 151	$ 603	$ 372

(1) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(2) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fees and property management fees, which are included in general and administrative and other operating expenses, respectively.

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Supplemental Operating and Financial Data, December 31, 2016
12

Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2016 CONSOLID ATED S TA TEMENTS OF CASH FLOW S 13 CONSOLIDATED STATEMENTS OF CASH FLOWS (dollar amounts in thousands) Year Ended December 31, 2016 2015 CASH FLOWS FROM OPERATING ACTIVITIES: Net income (loss) $ 57,843 $ (209,961) Adjustments to reconcile net income (loss) to cash provided by operating activities: Depreciation 42,489 38,987 Net amortization of debt premiums and discounts and debt issuance costs 2,832 1,376 Gain on sale of property (79) — Gain on early extinguishment of debt (104) (34) Straight line rental income (2,691) (3,978) Amortization of acquired real estate leases 29,003 28,624 Amortization of deferred leasing costs 3,265 2,349 Other non-cash expenses, net 284 817 Equity in earnings of investees (35,518) (18,640) Net (gain) loss on issuance of shares by Select Income REIT (86) 42,145 Loss on distribution to common shareholders of The RMR Group Inc. common stock — 12,368 Loss on impairment of Select Income REIT investment — 203,297 Distributions of earnings from Select Income REIT 32,425 21,882 Change in assets and liabilities: Restricted cash 492 1,258 Deferred leasing costs (10,196) (4,741) Rents receivable 1,670 (2,729) Other assets 25 515 Accounts payable and accrued expenses 1,970 1,097 Due to related persons 634 725 Net cash provided by operating activities 124,258 115,357 CASH FLOWS FROM INVESTING ACTIVITIES: Real estate acquisitions and deposits (200,331) — Real estate improvements (32,999) (19,163) Investment in Select Income REIT — (95,821) Investment in The RMR Group Inc. — (7,226) Distributions in excess of earnings from Select Income REIT 17,910 25,148 Proceeds from sale of properties, net 263 30,460 Net cash used in investing activities (215,157) (66,602) CASH FLOWS FROM FINANCING ACTIVITIES: Repayment of mortgage notes payable (107,933) (48,908) Proceeds from issuance of senior notes 310,000 — Borrowings on unsecured revolving credit facility 399,000 195,000 Repayments on unsecured revolving credit facility (356,000) (78,000) Payment of debt issuance costs (10,309) (21) Repurchase of common shares (337) (172) Distributions to common shareholders (122,366) (121,660) Net cash provided by (used in) financing activities 112,055 (53,761) Increase (decrease) in cash and cash equivalents 21,156 (5,006) Cash and cash equivalents at beginning of year 8,785 13,791 Cash and cash equivalents at end of year $ 29,941 $ 8,785 Supplemental cash flow information: Interest paid $ 41,139 $ 35,500 Income taxes paid $ 111 $ 143 Non-cash investing activities: Investment in The RMR Group Inc. paid in common shares $ — $ 13,545 Sale of property $ 3,600 $ — Mortgage note receivable related to sale of property $ (3,600) $ — Distribution of The RMR Group Inc. common stock received from Select Income REIT $ — $ 5,244 Non-cash financing activities: Distribution to common shareholders of The RMR Group Inc. common stock $ — $ (9,132)

DEBT SUMMARY

DEBT SUMMARY

As of December 31, 2016
(dollars in thousands)

	Coupon Rate	Interest Rate	Principal Balance (1)	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:						
$750,000 unsecured revolving credit facility (2) (5)	1.965%	1.965%	$ 160,000	1/31/2019	$ 160,000	2.1
$300,000 unsecured term loan (3) (5)	2.170%	2.170%	300,000	3/31/2020	300,000	3.2
$250,000 unsecured term loan (4) (5)	2.570%	2.570%	250,000	3/31/2022	250,000	5.2
Total / weighted average	2.265%	2.265%	710,000		710,000	3.7
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2019	3.750%	3.930%	350,000	8/15/2019	350,000	2.6
Senior unsecured notes due 2046	5.875%	5.875%	310,000	5/1/2046	310,000	29.4
Total / weighted average	4.748%	4.844%	660,000		660,000	15.2
Secured Fixed Rate Debt:						
Mortgage debt - One building in Fairfax, VA	5.877%	5.877%	13,934	8/11/2021	12,702	4.6
Mortgage debt - One building in Tampa, FL	7.000%	5.150%	8,484	3/1/2019	7,890	2.2
Mortgage debt - One building in Lakewood, CO	8.150%	6.150%	5,090	3/1/2021	—	4.2
Total / weighted average	6.644%	5.703%	27,508		20,592	3.8
Total / weighted average	3.524%	3.550%	$ 1,397,508		$ 1,390,592	9.1

(1) Principal balances exclude unamortized premiums, discounts and issuance costs related to these debts. Total debt outstanding as of December 31, 2016, net of unamortized premiums, discounts and certain issuance costs totaling $15,656, was $1,381,852.

(2) We are required to pay interest on borrowings under our $750,000 revolving credit facility at an annual rate of LIBOR plus a premium of 125 basis points. We also pay a facility fee of 25 basis points per annum on the total amount of lending commitments. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The coupon rate and interest rate listed above are as of December 31, 2016. Subject to meeting certain conditions and payment of a fee, we may extend the maturity date to January 31, 2020.

(3) We are required to pay interest on the amounts outstanding under our $300,000 unsecured term loan at an annual rate of LIBOR plus a premium of 140 basis points, subject to adjustment based on changes to our credit ratings. The coupon rate and interest rate listed above are as of December 31, 2016. Our $300,000 unsecured term loan is prepayable without penalty at any time.

(4) We are required to pay interest on the amounts outstanding under our $250,000 unsecured term loan at an annual rate of LIBOR plus a premium of 180 basis points, subject to adjustment based on changes to our credit ratings. The coupon rate and interest rate listed above are as of December 31, 2016. Our $250,000 unsecured term loan is prepayable without penalty at any time.

(5) The maximum aggregate borrowing availability under the credit agreement governing our revolving credit facility and term loans may be increased to up to $2,500,000 on a combined basis in certain circumstances.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016
14

DEBT MATURITY SCHEDULE

DEBT MATURITY SCHEDULE

As of December 31, 2016
(dollars in thousands)

Year	Unsecured Floating Rate Debt (1)		Unsecured Fixed Rate Debt (1)	Secured Fixed Rate Debt (1)	Total (2)
2017	$ —		$ —	$ 1,549	$ 1,549
2018	—		—	1,671	1,671
2019	160,000	(3)	350,000	9,439	519,439
2020	300,000	(4)	—	1,619	301,619
2021	—		—	13,230	13,230
2022	250,000	(5)	—	—	250,000
2046	—		310,000	—	310,000
Total	$ 710,000		$ 660,000	$ 27,508	$ 1,397,508
Percent of total debt	50.8%		47.2%	2.0%	100.0%

(1) Principal balances are the amounts actually payable pursuant to the applicable agreements. Our carrying values may differ from these amounts because of the effect of unamortized premiums, discounts and certain issuance costs related to these debts.
(2) Our total debt as of December 31, 2016, net of unamortized premiums, discounts and certain issuance costs totaling $15,656, was $1,381,852.
(3) Represents amounts outstanding under our $750,000 revolving credit facility at December 31, 2016. Subject to meeting certain conditions and payment of a fee, we may extend the maturity date of our revolving credit facility by one year to January 31, 2020.
(4) Represents the outstanding balance of our $300,000 unsecured term loan at December 31, 2016. We may prepay this term loan without penalty at any time.
(5) Represents the outstanding balance of our $250,000 unsecured term loan at December 31, 2016. We may prepay this term loan without penalty at any time.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016
15

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and for the Three Months Ended				
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Leverage Ratios:					
Total debt (book value) (1) / total gross assets (2)	51.5%	48.9%	48.4%	48.8%	47.3%
Total debt (book value) (1) / gross book value of real estate assets (3) and market value of SIR common shares (4)	49.9%	46.4%	46.1%	48.0%	47.6%
Total debt (book value) (1) / total market capitalization (5)	50.4%	43.6%	42.7%	49.3%	50.4%
Secured debt (book value) (1) / total assets	1.2%	1.2%	1.3%	1.3%	6.3%
Variable rate debt (book value) (1) / total debt (book value) (1)	51.2%	45.9%	44.8%	69.6%	57.9%
Coverage Ratios:					
Adjusted EBITDA (6) / interest expense	3.9x	3.7x	4.7x	5.1x	5.1x
Total debt (book value) (1) / Annualized Adjusted EBITDA (6)	7.0x	6.6x	6.2x	6.4x	6.2x
Public Debt Covenants:					
Total debt / adjusted total assets (7) - allowable maximum 60.0%	48.2%	45.1%	45.1%	46.5%	46.4%
Secured debt / adjusted total assets (7) - allowable maximum 40.0%	1.0%	1.0%	1.0%	1.1%	5.5%
Consolidated income available for debt service (8) / debt service - required minimum 1.50x	4.2x	3.9x	3.9x	5.3x	5.6x
Total unencumbered assets (7) to unsecured debt - required minimum 150.0%	207.2%	221.7%	221.9%	214.9%	222.6%

(1) Debt amounts are net of unamortized premiums, discounts and certain issuance costs.
(2) Total gross assets is total assets plus accumulated depreciation.
(3) Gross book value of real estate assets is real estate properties, at cost, before purchase price allocations, less impairment writedowns, if any, and excludes properties classified as held for sale or discontinued operations.
(4) As of December 31, 2016, we owned 24,918,421 common shares of SIR. The closing price of SIR's common shares on The Nasdaq Stock Market LLC on December 31, 2016 was $25.20 per share.
(5) Total market capitalization is total debt plus the market value of our common shares at the end of each period.
(6) See page 21 for the calculation of EBITDA and Adjusted EBITDA and a reconciliation of net income (loss) determined in accordance with GAAP to those amounts.
(7) Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment writedowns, if any, the lower of cost or market value of our investment in SIR and exclude depreciation and amortization, accounts receivable and intangible assets.
(8) Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property, gains or losses on equity issuance by SIR and equity earnings in SIR and including distributions received from SIR.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016
16

SUMMARY OF CAPITAL EXPENDITURES

SUMMARY OF CAPITAL EXPENDITURES (1)

(dollars and sq. ft. in thousands, except per sq. ft. data)

	For the Three Months Ended				
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Tenant improvements (2)	$ 3,550	$ 5,636	$ 4,681	$ 1,989	$ 2,763
Leasing costs (3)	1,947	655	3,035	4,312	2,290
Building improvements (4)	2,570	3,009	2,649	3,033	5,256
Recurring capital expenditures	8,067	9,300	10,365	9,334	10,309
Development, redevelopment and other activities (5)	3,597	1,292	2,161	768	1,247
Total capital expenditures	$ 11,664	$ 10,592	$ 12,526	$ 10,102	$ 11,556
Average sq. ft. during period (6)	11,196	10,968	10,986	10,844	10,701
Building improvements per average sq. ft. during period	$ 0.23	$ 0.27	$ 0.24	$ 0.28	$ 0.49

(1) Amounts exclude one property (one building) classified as discontinued operations.
(2) Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space.
(3) Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements.
(4) Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets.
(5) Development, redevelopment and other activities generally include (i) capital expenditures that are identified at the time of a property acquisition and incurred within a short time period after acquiring the property, and (ii) capital expenditure projects that reposition a property or result in new sources of revenue.
(6) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016
17

PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2016

PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2016

(dollars and sq. ft. in thousands, except per sq. ft. data)

Acquisitions:

Date Acquired	City and State	Number of Properties	Number of Buildings	Sq. Ft.	Purchase Price (1)	Purchase Price (1) / Sq. Ft.	Cap Rate (2)	Weighted Average Remaining Lease Term (3)	Percent Leased (4)	Major Tenant
1/29/2016	Sacramento, CA	1	1	338	$ 79,235	$ 234	7.2%	7.0	86.1%	State of California
7/6/2016	Atlanta, GA (5)	—	—	—	1,670	N/A	N/A	N/A	N/A	N/A
12/20/2016	Rancho Cordova, CA	1	1	83	13,943	168	9.1%	7.2	100.0%	State of California
12/22/2016	Chantilly, VA	1	3	409	104,183	255	8.2%	6.1	98.0%	Science Applications International Corporation
1/3/2017	Manassas, VA	1	1	69	13,200	191	8.6%	9.1	100.0%	Prince William County
	Total / Weighted Average	4	6	899	$ 212,231	$ 848	7.9%	6.7	93.9%	

(1) Represents the purchase price, including assumed debt, if any, and excludes acquisition costs, amounts necessary to adjust assumed liabilities to their fair values and purchase price allocations to intangibles.
(2) Represents the ratio of (x) annual straight line rental income, excluding the impact of above and below market lease amortization, based on existing leases at the acquisition date, less estimated annual property operating expenses as of the date of acquisition, excluding depreciation and amortization expense, to (y) the acquisition purchase price, including the principal amount of assumed debt, if any, and excluding acquisition related costs.
(3) Average remaining lease term in years weighted based on rental income as of the date of acquisition.
(4) Percent leased as of the date of acquisition.
(5) Represents the acquisition of a land parcel adjacent to one of our properties.

Dispositions:

Date Sold	City and State	Number of Properties	Number of Buildings	Sq. Ft.	Sale Price (1)
7/22/2016	Savannah, GA	1	1	35	$ 4,000 (2)
		1	1	35	$ 4,000

(1) Represents the gross contract sale price and excludes closing costs.
(2) In connection with this sale, we provided $3,600 of mortgage financing to the buyer.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016
18

CALCULATION OF PROPERTY NET OPERATING INCOME (NOI) AND CASH BASIS NOI

CALCULATION OF PROPERTY NET OPERATING INCOME (NOI) AND CASH BASIS NOI (1)

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Calculation of NOI and Cash Basis NOI (2):							
Rental income (3)	$ 66,030	$ 64,478	$ 64,061	$ 63,611	$ 61,685	$ 258,180	$ 248,549
Property operating expenses	(26,091)	(26,928)	(24,505)	(24,738)	(24,981)	(102,262)	(98,247)
Property net operating income (NOI)	39,939	37,550	39,556	38,873	36,704	155,918	150,302
Non-cash straight line rent adjustments included in rental income (3)	(902)	(1,205)	(435)	(149)	(1,159)	(2,691)	(3,978)
Lease value amortization included in rental income (3)	355	370	425	307	293	1,457	1,155
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(121)	(121)	(121)	(484)	(246)
Cash Basis NOI	$ 39,271	$ 36,594	$ 39,425	$ 38,910	$ 35,717	$ 154,200	$ 147,233
Reconciliation of NOI and Cash Basis NOI to Net Income (Loss):							
Cash Basis NOI	$ 39,271	$ 36,594	$ 39,425	$ 38,910	$ 35,717	$ 154,200	$ 147,233
Non-cash straight line rent adjustments included in rental income (3)	902	1,205	435	149	1,159	2,691	3,978
Lease value amortization included in rental income (3)	(355)	(370)	(425)	(307)	(293)	(1,457)	(1,155)
Non-cash amortization included in property operating expenses (4)	121	121	121	121	121	484	246
NOI	39,939	37,550	39,556	38,873	36,704	155,918	150,302
Depreciation and amortization	(18,440)	(18,404)	(17,985)	(18,324)	(17,021)	(73,153)	(68,696)
Acquisition related costs	(828)	(147)	(64)	(152)	(352)	(1,191)	(811)
General and administrative	(3,547)	(3,816)	(4,008)	(3,526)	(3,395)	(14,897)	(14,826)
Operating income	17,124	15,183	17,499	16,871	15,936	66,677	65,969
Dividend income	304	304	363	—	811	971	811
Interest income	95	47	10	6	—	158	14
Interest expense	(12,774)	(12,608)	(10,314)	(9,364)	(9,114)	(45,060)	(37,008)
Gain on early extinguishment of debt	—	—	—	104	—	104	34
Loss on distribution to common shareholders of RMR common stock (5)	—	—	—	—	(12,368)	—	(12,368)
Net gain (loss) on issuance of shares by SIR	(2)	72	16	—	—	86	(42,145)
Loss on impairment of SIR investment	—	—	—	—	—	—	(203,297)
Income tax expense	(38)	(13)	(35)	(15)	(37)	(101)	(86)
Equity in earnings of investees	7,516	8,668	9,400	9,934	2,568	35,518	18,640
Income (loss) from continuing operations	12,225	11,653	16,939	17,536	(2,204)	58,353	(209,436)
Loss from discontinued operations	(160)	(154)	(126)	(149)	(135)	(589)	(525)
Income (loss) before gain on sale of property	12,065	11,499	16,813	17,387	(2,339)	57,764	(209,961)
Gain on sale of property	—	79	—	—	—	79	—
Net income (loss)	$ 12,065	$ 11,578	$ 16,813	$ 17,387	$ (2,339)	$ 57,843	$ (209,961)

(1) See Definitions of Certain Non-GAAP Financial Measures on page 23 for a definition of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Excludes one property (one building) classified as discontinued operations.

(3) We report rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(4) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

(5) Amount represents a non-cash loss recorded as a result of the closing price of RMR common stock being lower than our carrying amount per share on the day we distributed RMR common stock to our shareholders.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016
19

CALCULATION OF SAME PROPERTY NOI AND CASH BASIS NOI

CALCULATION OF SAME PROPERTY NOI AND CASH BASIS NOI (1)

(dollars in thousands)

	For the Three Months Ended (2)		For the Year Ended (3)	
	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Reconciliation of Property NOI to Same Property NOI: (4)				
Rental income	$ 66,030	$ 61,685	$ 258,180	$ 248,549
Property operating expenses	(26,091)	(24,981)	(102,262)	(98,247)
Property NOI	39,939	36,704	155,918	150,302
Less: NOI of properties not included in same property results	(1,759)	—	(5,124)	(884)
Same property NOI	$ 38,180	$ 36,704	$ 150,794	$ 149,418
Calculation of Same Property Cash Basis NOI:				
Same property NOI	$ 38,180	$ 36,704	$ 150,794	$ 149,418
Add: Lease value amortization included in rental income (5)	384	293	1,496	1,155
Less: Non-cash straight line rent adjustments included in rental income (5)	(749)	(1,159)	(2,362)	(4,067)
Non-cash amortization included in property operating expenses (6)	(121)	(121)	(483)	(241)
Same property Cash Basis NOI	$ 37,694	$ 35,717	$ 149,445	$ 146,265

(1) See Definitions of Certain Non-GAAP Financial Measures on page 23 for a definition of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Based on properties we owned as of December 31, 2016 and which we owned continuously since October 1, 2015, excluding one property (one building) classified as discontinued operations.

(3) Based on properties we owned as of December 31, 2016 and which we owned continuously since January 1, 2015, excluding one property (one building) classified as discontinued operations.

(4) Excludes one property (one building) classified as discontinued operations.

(5) We report rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(6) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016
20

CALCULATION OF EBITDA AND ADJUSTED EBITDA

CALCULATION OF EBITDA AND ADJUSTED EBITDA (1)

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Net income (loss)	$ 12,065	$ 11,578	$ 16,813	$ 17,387	$ (2,339)	$ 57,843	$ (209,961)
Add: Interest expense	12,774	12,608	10,314	9,364	9,114	45,060	37,008
Income tax expense	38	13	35	15	37	101	99
Depreciation and amortization	18,440	18,404	17,985	18,324	17,021	73,153	68,696
Less: Income tax benefit	—	—	—	—	—	—	(13)
EBITDA	43,317	42,603	45,147	45,090	23,833	176,157	(104,171)
Add: Acquisition related costs	828	147	64	152	352	1,191	811
General and administrative expense paid in common shares (2)	55	470	678	167	145	1,370	1,345
Loss on distribution to common shareholders of RMR common stock (3)	—	—	—	—	12,368	—	12,368
Loss on issuance of shares by SIR	2	—	—	—	—	2	42,145
Loss on impairment of SIR investment	—	—	—	—	—	—	203,297
Distributions received from SIR	12,708	12,708	12,459	12,459	12,459	50,334	47,030
Less: Gain on early extinguishment of debt	—	—	—	(104)	—	(104)	(34)
Equity in earnings of SIR	(7,486)	(8,655)	(9,383)	(9,857)	(2,618)	(35,381)	(18,620)
Gain on issuance of shares by SIR	—	(72)	(16)	—	—	(88)	—
Gain on sale of property	—	(79)	—	—	—	(79)	—
Adjusted EBITDA	$ 49,424	$ 47,122	$ 48,949	$ 47,907	$ 46,539	$ 193,402	$ 184,171

(1) See Definitions of Certain Non-GAAP Financial Measures on page 23 for a definition of EBITDA and Adjusted EBITDA and a description of why we believe they are appropriate supplemental measures. Adjustments were made to certain prior period amounts to conform to the current period Adjusted EBITDA calculation.

(2) Amounts represent the portion of business management fees that were payable in our common shares as well as equity compensation awarded to our trustees, officers and certain other employees of RMR's operating subsidiary, The RMR Group LLC. Beginning June 1, 2015, all business management fees are paid in cash.

(3) Amount represents a non-cash loss recorded as a result of the closing price of RMR common stock being lower than our carrying amount per share on December 14, 2015, the day we distributed RMR common stock to our shareholders.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016
21

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO [(1)]

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Year Ended	
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Net income (loss)	$ 12,065	$ 11,578	$ 16,813	$ 17,387	$ (2,339)	$ 57,843	$ (209,961)
Add: Depreciation and amortization	18,440	18,404	17,985	18,324	17,021	73,153	68,696
FFO attributable to SIR investment	17,618	17,264	17,887	18,458	12,144	71,227	56,105
Less: Equity in earnings of SIR	(7,486)	(8,655)	(9,383)	(9,857)	(2,618)	(35,381)	(18,620)
Gain on sale of property	—	(79)	—	—	—	(79)	—
FFO	40,637	38,512	43,302	44,312	24,208	166,763	(103,780)
Add: Acquisition related costs	828	147	64	152	352	1,191	811
Loss on distribution to common shareholders of RMR common stock [(2)]	—	—	—	—	12,368	—	12,368
Loss on issuance of shares by SIR	2	—	—	—	—	2	42,145
Loss on impairment of SIR investment	—	—	—	—	—	—	203,297
Normalized FFO attributable to SIR investment	17,684	17,267	17,887	18,475	18,835	71,313	70,012
Less: FFO attributable to SIR investment	(17,618)	(17,264)	(17,887)	(18,458)	(12,144)	(71,227)	(56,105)
Gain on early extinguishment of debt	—	—	—	(104)	—	(104)	(34)
Gain on issuance of shares by SIR	—	(72)	(16)	—	—	(88)	—
Normalized FFO	$ 41,533	$ 38,590	$ 43,350	$ 44,377	$ 43,619	$ 167,850	$ 168,714
Weighted average common shares outstanding (basic)	71,079	71,054	71,038	71,031	71,030	71,050	70,700
Weighted average common shares outstanding (diluted)	71,079	71,084	71,061	71,031	71,030	71,071	70,700
Per common share amounts (basic and diluted):							
Net income (loss)	$ 0.17	$ 0.16	$ 0.24	$ 0.24	$ (0.03)	$ 0.81	$ (2.97)
FFO	$ 0.57	$ 0.54	$ 0.61	$ 0.62	$ 0.34	$ 2.35	$ (1.47)
Normalized FFO	$ 0.58	$ 0.54	$ 0.61	$ 0.62	$ 0.61	$ 2.36	$ 2.39

(1) See Definitions of Certain Non-GAAP Financial Measures on page 23 for a definition of FFO and Normalized FFO, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Amount represents a non-cash loss recorded as a result of the closing price of RMR common stock being lower than our carrying amount per share on December 14, 2015, the day we distributed RMR common stock to our shareholders.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016
22

Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2016 NON-GAA P FINANCIA L MEASURES DEFINITION S 23 DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES Definition of NOI and Cash Basis NOI We calculate NOI and Cash Basis NOI as shown on page 19. The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to our property level results of operations. We define NOI as income from our rental of real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because we record those amounts as depreciation and amortization. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and non-cash amortization included in other operating expenses. We consider NOI and Cash Basis NOI to be appropriate supplemental measures to net income (loss) because they may help both investors and management to understand the operations of our properties. We use NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and we believe that NOI and Cash Basis NOI provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss) or operating income as an indicator of our operating performance or as a measure of our liquidity. These measures should be considered in conjunction with net income (loss) and operating income as presented in our Consolidated Statements of Income (Loss). Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than we do. Definition of EBITDA and Adjusted EBITDA We calculate EBITDA and Adjusted EBITDA as shown on page 21. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our operating performance, along with net income (loss) and operating income. We believe that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with our past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or operating income as an indicator of operating performance or as a measure of GOV’s liquidity. These measures should be considered in conjunction with net income (loss) and operating income as presented in our Consolidated Statements of Income (Loss). Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than we do. Definition of FFO and Normalized FFO We calculate FFO and Normalized FFO as shown on page 22. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between FFO attributable to an equity investment and equity in earnings of an equity investee but excluding impairment charges on real estate assets, any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to us. Our calculation of Normalized FFO differs from NAREIT's definition of FFO because we include the difference between FFO and Normalized FFO attributable to our equity investment in SIR, we include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year and we exclude acquisition related costs, gains or losses on early extinguishment of debt, loss on impairment of SIR investment, gains or losses on issuance of shares by SIR and loss on distribution to common shareholders of RMR common stock. We consider FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and operating income. We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance, our receipt of distributions from SIR and our expected needs and availability of cash to pay our obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss) or operating income as an indicator of our operating performance or as a measure of our liquidity. These measures should be considered in conjunction with net income (loss) and operating income as presented in our Consolidated Statements of Income (Loss). Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2016 PORTFOLIO INFORMATION 24 Stevens Center, Richland, WA Square Feet: 140,152 Agency Occupant: Department of Energy

PORTFOLIO SUMMARY

PORTFOLIO SUMMARY (1)

As of December 31, 2016

	Number of Properties	Number of Buildings	Sq. Ft. (2)	% Sq. Ft.	% Leased (3)	% of Total Sq. Ft. Leased	% Rental Income Three Months Ended 12/31/2016	% NOI Three Months Ended 12/31/2016 (4)	% Cash Basis NOI Three Months Ended 12/31/2016 (4)
Properties majority leased to the U.S. Government	46	60	7,208,577	63.0%	96.8%	64.1%	64.7%	67.1%	68.6%
Properties majority leased to state governments	20	26	3,018,415	26.4%	94.9%	26.3%	27.2%	25.3%	24.7%
Properties majority leased to other government tenants	2	2	377,104	3.3%	96.9%	3.4%	5.8%	5.9%	4.9%
Properties majority leased to government contractor tenants	1	3	409,478	3.6%	97.6%	3.7%	0.6%	0.8%	0.7%
Properties majority leased to other non-government tenants	2	2	319,344	2.8%	85.4 %	2.5 %	1.7 %	1.5%	1.5%
Other properties (currently vacant)	2	2	109,595	0.9%	0.0%	0.0%	0.0%	(0.6%)	(0.4%)
Total / Average	73	95	11,442,513	100.0%	95.1%	100.0%	100.0%	100.0%	100.0%

(1) Excludes one property (one building) classified as discontinued operations.
(2) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.
(3) Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.
(4) See page 19 for the calculation of NOI and Cash Basis NOI and a reconciliation of those amounts to net income (loss) determined in accordance with GAAP.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016
25

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS – FOURTH QUARTER

(dollars and sq. ft. in thousands)

	Summary Consolidated Results (1) For the Three Months Ended		Summary Same Property Results (2) For the Three Months Ended	
	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Properties (end of period)	73	71	70	70
Total sq. ft. (3)	11,443	10,701	10,612	10,666
Percent leased (4)	95.1%	94.5%	95.1%	94.8%
Rental income (5)	$ 66,030	$ 61,685	$ 63,132	$ 61,685
NOI (6)	$ 39,939	$ 36,704	$ 38,180	$ 36,704
Cash Basis NOI (6)	$ 39,271	$ 35,717	$ 37,694	$ 35,717
NOI % margin (7)	60.5%	59.5%	60.5%	59.5%
Cash Basis NOI % margin (7)	60.0%	58.7%	60.1%	58.7%
NOI % change	8.8%	—	4.0%	—
Cash Basis NOI % change	10.0%	—	5.5%	—

(1) Based on properties we owned as of December 31, 2016, excluding one property (one building) classified as discontinued operations.
(2) Based on properties we owned as of December 31, 2016 and which we owned continuously since October 1, 2015, excluding one property (one building) classified as discontinued operations.
(3) Subject to changes when space is re-measured or re-configured for tenants.
(4) Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.
(5) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.
(6) See page 19 for the calculation of NOI and Cash Basis NOI and a reconciliation of those amounts to net income (loss) determined in accordance with GAAP and see page 20 for a calculation and reconciliation of same property NOI and same property Cash Basis NOI.
(7) NOI margin is defined as NOI as a percentage of rental income. Cash Basis NOI margin is defined as Cash Basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016
26

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS – YEAR

(dollars and sq. ft. in thousands)

	Summary Consolidated Results (1) For the Year Ended		Summary Same Property Results (2) For the Year Ended	
	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Properties (end of period)	73	71	70	70
Total sq. ft. (3)	11,443	10,701	10,612	10,666
Percent leased (4)	95.1%	94.5%	95.1%	94.8%
Rental income (5)	$ 258,180	$ 248,549	$ 249,430	$ 246,747
NOI (6)	$ 155,918	$ 150,302	$ 150,794	$ 149,418
Cash Basis NOI (6)	$ 154,200	$ 147,233	$ 149,445	$ 146,265
NOI % margin (7)	60.4%	60.5%	60.5%	60.6%
Cash Basis NOI % margin (7)	60.0%	59.9%	60.1%	60.0%
NOI % change	3.7%	—	0.9%	—
Cash Basis NOI % change	4.7%	—	2.2%	—

(1) Based on properties we owned as of December 31, 2016, excluding one property (one building) classified as discontinued operations.
(2) Based on properties we owned as of December 31, 2016 and which we owned continuously since January 1, 2015, excluding one property (one building) classified as discontinued operations.
(3) Subject to changes when space is re-measured or re-configured for tenants.
(4) Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.
(5) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.
(6) See page 19 for the calculation of NOI and Cash Basis NOI and a reconciliation of those amounts to net income (loss) determined in accordance with GAAP and see page 20 for a calculation and reconciliation of same property NOI and same property Cash Basis NOI.
(7) NOI margin is defined as NOI as a percentage of rental income. Cash Basis NOI margin is defined as Cash Basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016
27

OCCUPANCY AND LEASING SUMMARY

OCCUPANCY AND LEASING SUMMARY (1)

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended				
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Properties (end of period)	73	71	72	72	71
Total sq. ft. (2)	11,443	10,950	10,985	10,985	10,701
Percentage leased	95.1%	95.0%	94.2%	94.9%	94.5%
Leasing Activity (sq. ft.):					
Government tenants	344	62	515	461 (3)	191
Non-government tenants	43	74	52	62	14
Total	387	136	567	523	205
% Change in GAAP Rent (4):					
Government tenants	5.7%	10.5%	4.7%	14.4%	(13.4%)
Non-government tenants	(19.1%)	(3.8%)	1.2%	(2.3%)	(7.6%)
Total	4.3%	2.0%	4.4%	12.4%	(13.1%)
Leasing Cost and Concession Commitments (5)(6):					
Government tenants	$ 2,107	$ 1,087	$ 10,593	$ 18,420	$ 11,158
Non-government tenants	1,348	2,341	543	2,049	182
Total	$ 3,455	$ 3,428	$ 11,136	$ 20,469	$ 11,340
Leasing Cost and Concession Commitments per Sq. Ft. (5)(6):					
Government tenants	$ 6.13	$ 17.38	$ 20.57	$ 39.99	$ 58.45
Non-government tenants	$ 31.05	$ 31.67	$ 10.50	$ 32.87	$ 13.06
Total	$ 8.93	$ 25.12	$ 19.65	$ 39.14	$ 55.36
Weighted Average Lease Term by Sq. Ft. (years):					
Government tenants	3.1	6.9	10.7	12.0	6.5
Non-government tenants	5.2	6.6	3.7	8.1	5.1
Total	3.3	6.8	10.1	11.6	6.4
Leasing Cost and Concession Commitments per Sq. Ft. per Year (3)(5)(6):					
Government tenants	$ 2.00	$ 2.50	$ 1.92	$ 3.32	$ 9.00
Non-government tenants	$ 6.02	$ 4.77	$ 2.85	$ 4.04	$ 2.56
Total	$ 2.70	$ 3.71	$ 1.96	$ 3.38	$ 8.65

(1) Excludes one property (one building) classified as discontinued operations.
(2) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.
(3) Rentable square footage includes a 25.6 million square foot expansion to be constructed at an existing property prior to the commencement of the lease.
(4) Percent difference in prior rents charged for same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to us, exclude lease value amortization and are net of lease concessions.
(5) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.
(6) Excludes the estimated cost of $19.7 million to redevelop and expand an existing property prior to the commencement of the lease.

The above leasing summary is based on leases entered into during the periods indicated.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016
28

LEASING ANALYSIS BY TENANT TYPE

LEASING ANALYSIS BY TENANT TYPE (1)

Tenant Type	Sq. Ft. Leased As of 9/30/2016 (2)(3)	% of Sq. Ft. Leased as of 9/30/2016 (2)(3)	Sq. Ft. During the Three Months Ended 12/31/2016: Leases Expired	Lease Renewals Executed	New Leases Executed	Net Acquisitions/ Dispositions	Sq. Ft. Leased As of 12/31/2016 (2)(3)	% of Sq. Ft. Leased as of 12/31/2016 (2)(3)
U.S. Government	6,695,680	64.3%	(330,252)	337,922	431	—	6,703,781	61.5%
State Government	2,441,829	23.5%	(1,257)	—	5,188	63,637	2,509,397	23.1%
Other Government	301,828	2.9%	—	—	—	—	301,828	2.8%
Government Contractor	—	—%	—	—	—	397,817	397,817	3.7%
Other Non-Government	962,456	9.3%	(58,518)	38,352	5,079	21,097	968,466	8.9%
	10,401,793	100.0%	(390,027)	376,274	10,698	482,551	10,881,289	100.0%

(1) Excludes one property (one building) classified as discontinued operations.

(2) Rentable sq. ft. leased is pursuant to leases existing as of the measurement date and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease, if any, as of the measurement date. Sq. ft. measurements are subject to changes when space is re-measured or re-configured for new tenants.

(3) Rentable square footage excludes a 25,579 square foot expansion to be constructed at an existing property prior to the commencement of the lease.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016
29

TENANT LIST

TENANT LIST (1)

As of December 31, 2016

	Tenant / Agency	Rentable Sq. Ft. (2)	% of Total Rentable Sq. Ft. (2)	% of Annualized Rental Income (3)
	U.S. Government:			
1	Citizenship and Immigration Services	448,607	3.9%	8.1%
2	Internal Revenue Service	1,041,806	9.1%	7.8%
3	U.S. Government (4)	406,388	3.6%	4.5%
4	Federal Bureau of Investigation	304,425	2.7%	3.2%
5	Centers for Disease Control (5)	352,876	3.1%	2.9%
6	Department of Justice	227,201	2.0%	2.9%
7	Customs and Border Protection	243,162	2.1%	2.5%
8	Bureau of Land Management	304,831	2.7%	2.3%
9	Department of Veterans Affairs	280,699	2.5%	2.3%
10	Defense Intelligence Agency	266,000	2.3%	1.9%
11	Immigration and Customs Enforcement	136,395	1.2%	1.9%
12	Social Security Administration	189,645	1.7%	1.7%
13	Bureau of Reclamation	212,996	1.9%	1.7%
14	National Park Service	166,745	1.5%	1.7%
15	U.S. Courts	115,366	1.0%	1.6%
16	Department of Health and Human Services	128,645	1.1%	1.2%
17	National Archives and Record Administration	352,064	3.1%	1.1%
18	Drug Enforcement Agency	93,177	0.8%	1.1%
19	Department of Energy	140,152	1.2%	1.0%
20	Defense Nuclear Facilities Board	60,133	0.5%	1.0%
21	Department of State	89,058	0.8%	0.9%
22	U.S. Postal Service	321,800	2.8%	0.8%
23	Occupational Health and Safety Administration	57,770	0.5%	0.8%
24	Bureau of the Fiscal Service	98,073	0.9%	0.7%
25	Centers for Medicare and Medicaid Services	78,361	0.7%	0.7%
26	Military Entrance Processing Station	56,931	0.5%	0.7%
27	Department of Housing and Urban Development	82,497	0.7%	0.6%
28	Environmental Protection Agency	43,232	0.4%	0.6%
29	Department of the Army	228,108	2.0%	0.6%
30	General Services Administration	20,535	0.2%	0.4%
31	Bureau of Prisons	51,138	0.4%	0.4%
32	Food and Drug Administration	33,398	0.3%	0.3%
33	Department of Defense	31,030	0.3%	0.3%
34	Equal Employment Opportunity Commission	21,439	0.2%	0.2%
35	Small Business Administration	8,575	0.1%	0.1%
36	U.S. Coast Guard	4,064	0.0%	0.0%
37	Department of Labor	6,459	0.1%	0.0%
	Subtotal U.S. Government	6,703,781	58.6%	60.6%

	Tenant	Rentable Sq. Ft. (2)	% of Total Rentable Sq. Ft. (2)	% of Annualized Rental Income (3)
	State Governments:			
1	State of California - nine agency occupants	762,075	6.7%	7.7%
2	Commonwealth of Massachusetts - three agency occupants	307,119	2.7%	3.5%
3	State of Georgia - Department of Transportation	298,223	2.6%	2.4%
4	Commonwealth of Virginia - seven agency occupants	255,241	2.2%	2.1%
5	State of Oregon - two agency occupants	199,018	1.7%	1.7%
6	State of New Jersey - Department of Treasury	173,189	1.5%	1.6%
7	State of Washington - Social and Health Services	111,908	1.0%	1.0%
8	State of Arizona - Northern Arizona University	66,743	0.6%	0.5%
9	State of South Carolina - four agency occupants	121,561	1.1%	0.5%
10	State of Maryland - two agency occupants	84,674	0.7%	0.5%
11	State of Minnesota - Minnesota State Lottery	61,426	0.5%	0.4%
12	State of New York - Department of Agriculture	64,000	0.6%	0.4%
13	State of Kansas - Kansas University	4,220	0.0%	0.0%
	Subtotal State Governments	2,509,397	21.9%	22.3%
	3 Other Government Tenants	301,828	2.6%	5.0%
	3 Government Contractor Tenants	397,817	3.5%	4.9%
	143 Other Non-Government Tenants	968,466	8.5%	7.2%
	Subtotal Leased Rentable Square Feet	10,881,289	95.1%	100.0%
	Available for Lease	561,224	4.9%	—%
	Total Rentable Square Feet	11,442,513	100.0%	100.0%

(1) Amounts exclude one property (one building) classified as discontinued operations.
(2) Rentable sq. ft. is pursuant to leases existing as of December 31, 2016, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease, if any. Rentable sq. ft. measurements are subject to changes when space is re-measured or re-configured for new tenants.
(3) Percentage of annualized rental income is calculated using annualized contractual base rents from our tenants pursuant to our lease agreements as of December 31, 2016, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.
(4) Agency occupant cannot be disclosed.
(5) Rentable square footage excludes a 25,579 square foot expansion to be constructed at an existing property prior to the commencement of the lease.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016
30

LEASE EXPIRATION SCHEDULE

LEASE EXPIRATION SCHEDULE (1)

As of December 31, 2016
(dollars in thousands)

Year (2)	Number of Tenants Expiring	Expiration of leased square feet (3)	% of Total	Cumulative % of Total	Annualized Rental Income Expiring (4)	% of Annualized Total	Cumulative % of Total
2017	45	904,299	8.3%	8.3%	$ 20,065	7.4%	7.4%
2018	41	1,225,044	11.3%	19.6%	36,471	13.4%	20.8%
2019	41	1,907,410	17.5%	37.1%	57,622	21.2%	42.0%
2020	33	1,307,618	12.0%	49.1%	31,101	11.4%	53.4%
2021	37	1,059,747	9.7%	58.8%	20,802	7.6%	61.0%
2022	20	907,530	8.3%	67.1%	21,828	8.0%	69.0%
2023	15	600,262	5.5%	72.6%	13,866	5.1%	74.1%
2024	14	980,097	9.0%	81.6%	22,196	8.1%	82.2%
2025	11	585,990	5.4%	87.0%	11,136	4.1%	86.3%
2026 and thereafter	23	1,403,292 (5)	13.0%	100.0%	37,269	13.7%	100.0%
Total	280	10,881,289	100.0%		$ 272,356	100.0%	
Weighted average remaining lease term (in years)		5.0			4.8		

(1) Excludes one property (one building) classified as discontinued operations.

(2) The year of lease expiration is pursuant to current contract terms. Some of our government tenants have the right to vacate their space before the stated expirations of their leases. In addition, certain of our government tenants have the right to terminate their leases if their respective legislature or other funding authority does not appropriate rent in their respective annual budgets.

(3) Sq. ft. is pursuant to leases existing as of December 31, 2016, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease, if any. Sq. ft. measurements are subject to changes when space is re-measured or re-configured for new tenants.

(4) Annualized rental income is calculated using the annualized contractual base rents from our tenants pursuant to our lease agreements as of December 31, 2016, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excludes lease value amortization.

(5) Square footage excludes a 25,579 square foot expansion to be constructed at an existing property prior to the commencement of the lease.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016
31

Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2016 EXHIBIT 32 75 Pleasant Street, Malden, MA Square Feet: 125,521 Occupant: Department of Education, Commonwealth of Massachusetts

PROPERTY DETAIL

PROPERTY DETAIL (1)

(sorted by location)

EXHIBIT A

As of December 31, 2016
(dollars in thousands)

	Property Location		No. of Buildings	Primary Tenant Type	Rentable Sq. Ft.	% Leased	Annualized Rental Income (2)	Undepreciated Carrying Value	Depreciated Carrying Value	Date Acquired (3)	Weighted Average Year Built or Substantially Renovated (4)
1	131 Clayton Street	Montgomery, AL	1	Federal	57,815	100.0%	$ 1,438	$ 10,020	$ 8,769	6/22/2011	2007
2	4344 Carmichael Road	Montgomery, AL	1	Federal	49,370	100.0%	1,514	13,032	12,158	12/17/2013	2009
3	15451 North 28th Avenue	Phoenix, AZ	1	State	66,743	100.0%	1,416	9,400	8,966	9/10/2014	2013
4	711 14th Avenue	Safford, AZ	1	Federal	36,139	94.4%	919	12,433	10,509	6/16/2010	1992
5	5045 East Butler Street	Fresno, CA	1	Federal	531,976	100.0%	8,384	68,452	46,484	8/29/2002	1971
6	10949 N. Mather Boulevard	Rancho Cordova, CA	1	State	93,807	100.0%	2,609	17,585	16,245	10/30/2013	2012
7	11020 Sun Center Drive	Rancho Cordova, CA	1	State	82,896	100.0%	1,961	10,002	10,002	12/20/2016	2016
8	801 K Street	Sacramento, CA	1	State	337,811	89.8%	9,708	69,778	68,353	1/29/2016	2002
9	9800 Goethe Road	Sacramento, CA	1	State	110,500	100.0%	2,106	15,333	12,561	12/23/2009	1993
10	9815 Goethe Road	Sacramento, CA	1	State	87,863	100.0%	1,953	12,438	10,994	9/14/2011	1992
11	Capitol Place	Sacramento, CA	1	State	163,840	92.4%	4,661	43,876	37,018	12/17/2009	1988
12	4181 Ruffin Road	San Diego, CA	1	Federal	141,634	83.0%	2,901	19,536	16,798	7/16/2010	1981
13	4560 Viewridge Road	San Diego, CA	1	Federal	93,177	100.0%	3,119	25,380	16,146	3/31/1997	1996
14	Sky Park Centre	San Diego, CA	1	Federal	43,918	70.7%	866	7,904	5,698	6/24/2002	1986
15	Turning Basin Business Park	Stockton, CA	1	Federal	22,012	100.0%	971	6,032	5,429	7/20/2012	2012
16	16194 West 45th Street	Golden, CO	1	Federal	43,232	100.0%	1,579	7,103	3,982	3/31/1997	1997
17	12795 West Alameda Parkway	Lakewood, CO	1	Federal	166,745	100.0%	4,501	27,462	23,159	1/15/2010	1988
18	Corporate Center	Lakewood, CO	3	Federal	212,996	100.0%	4,548	34,273	23,606	10/11/2002	1996
19	20 Massachusetts Avenue	Washington, DC	1	Federal	340,119	100.0%	18,641	84,489	53,113	3/31/1997	1996
20	625 Indiana Avenue	Washington, DC	1	Federal	160,897	94.3%	7,781	57,754	52,521	8/17/2010	1989
21	7850 Southwest 6th Court	Plantation, FL	1	Federal	135,819	100.0%	4,870	35,775	31,354	5/12/2011	1999
22	8900 Grand Oak Circle	Tampa, FL	1	Federal	67,916	100.0%	1,932	13,042	11,176	10/15/2010	2008
23	181 Spring Street NW	Atlanta, GA	1	Federal	90,688	100.0%	3,717	25,865	23,655	7/25/2012	2007
24	Corporate Square	Atlanta, GA	5	Federal	352,876 (5)	100.0%	7,839	43,710	33,301	7/16/2004	1967
25	Executive Park	Atlanta, GA	1	Other	125,788	100.0%	1,608	17,216	12,738	7/16/2004	1972
26	One Georgia Center	Atlanta, GA	1	State	375,952	91.0%	7,340	39,065	35,306	9/30/2011	2008
27	4712 Southpark Boulevard	Ellenwood, GA	1	Federal	352,064	100.0%	3,131	21,060	18,892	7/25/2012	2005
28	South Vinnell Way	Boise, ID	3	Federal	180,952	100.0%	4,681	33,209	29,957	9/11/2012	1997
29	2020 S. Arlington Heights	Arlington Heights, IL	1	Federal	57,770	100.0%	2,120	15,536	12,945	12/29/2009	1988
30	Intech Park	Indianapolis, IN	3	Federal	433,924	92.1%	9,905	75,944	66,324	10/14/2011	2003
31	400 State Street	Kansas City, KS	1	Federal	170,817	91.9%	3,029	13,680	11,689	6/16/2010	1971
32	7125 Industrial Road	Florence, KY	1	Federal	167,939	100.0%	2,539	13,437	12,264	12/31/2012	2002
33	251 Causeway Street	Boston, MA	1	State	132,876	100.0%	4,052	23,729	20,870	8/17/2010	1988
34	75 Pleasant Street	Malden, MA	1	State	125,521	100.0%	4,964	32,268	27,100	5/24/2010	2008
35	25 Newport Avenue	Quincy, MA	1	State	92,549	100.0%	2,085	12,708	11,317	2/16/2011	2009
36	One Montvale Avenue	Stoneham, MA	1	Federal	97,777	94.1%	2,470	14,304	12,364	6/16/2010	1987
37	4201 Patterson Avenue	Baltimore, MD	1	State	84,674	100.0%	1,270	12,469	8,366	10/15/1998	1989
38	20400 Century Boulevard	Germantown, MD	1	Vacant	80,550	0.0%	—	12,733	7,710	3/31/1997	1995
39	3300 75th Avenue	Landover, MD	1	Federal	266,000	100.0%	5,295	41,088	34,777	2/26/2010	2004
40	1401 Rockville Pike	Rockville, MD	1	Other Government	190,044	93.8%	4,495	48,306	33,102	2/2/1998	1986

See notes on page 34.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016

33

PROPERTY DETAIL (Continued)

PROPERTY DETAIL [(1)]

(sorted by location)

EXHIBIT A

As of December 31, 2016
(dollars in thousands)

	Property Location		No. of Buildings	Primary Tenant Type	Rentable Sq. Ft.	% Leased	Annualized Rental Income [(2)]	Undepreciated Carrying Value	Depreciated Carrying Value	Date Acquired [(3)]	Weighted Average Year Built or Substantially Renovated [(4)]
41	2115 East Jefferson Street	Rockville, MD	1	Federal	128,645	100.0%	$ 3,351	$ 14,772	$ 13,833	8/27/2013	2003
42	Rutherford Business Park	Windsor Mill, MD	1	Federal	80,398	100.0%	1,902	11,817	10,773	11/16/2012	2011
43	Meadows Business Park	Woodlawn, MD	2	Federal	182,561	83.8%	3,240	26,146	22,914	2/15/2011	1996
44	11411 E. Jefferson Avenue	Detroit, MI	1	Federal	55,966	100.0%	2,714	18,655	15,654	4/23/2010	2009
45	330 South Second Avenue	Minneapolis, MN	1	Non-Govt	193,556	75.8%	2,780	31,710	27,237	7/16/2010	2013
46	Rosedale Corporate Plaza	Roseville, MN	1	State	61,426	100.0%	1,126	8,182	5,267	12/1/1999	1987
47	1300 Summit Street	Kansas City, MO	1	Federal	86,739	100.0%	2,070	15,073	13,771	9/27/2012	1998
48	4241-4300 NE 34th Street	Kansas City, MO	1	Federal	98,073	100.0%	1,946	10,566	6,912	3/31/1997	1995
49	1220 Echelon Parkway	Jackson, MS	1	Federal	109,819	100.0%	3,792	25,946	23,126	7/25/2012	2009
50	10-12 Celina Avenue	Nashua, NH	1	Federal	321,800	100.0%	2,310	17,491	14,849	8/31/2009	1997
51	50 West State Street	Trenton, NJ	1	State	266,995	86.4%	5,923	45,067	39,149	12/30/2010	1989
52	435 Montano Boulevard	Albuquerque, NM	1	Vacant	29,045	0.0%	—	2,418	2,147	7/16/2010	1986
53	138 Delaware Avenue	Buffalo, NY	1	Federal	121,711	91.2%	2,771	28,314	18,006	3/31/1997	2013
54	Airline Corporate Center	Colonie, NY	1	State	64,000	100.0%	1,043	7,203	6,483	6/22/2012	2004
55	5000 Corporate Court	Holtsville, NY	1	Federal	264,482	85.7%	5,942	26,420	23,835	8/31/2011	2000
56	305 East 46th Street	New York, NY	1	Other Government	187,060	100.0%	11,114	107,057	97,621	5/27/2011	2008
57	4600 25th Avenue	Salem, OR	1	State	233,358	97.8%	5,151	28,670	25,406	12/20/2011	2007
58	Synergy Business Park	Columbia, SC	3	State	180,703	91.2%	2,126	17,333	14,225	5/10/2006; 9/17/2010	1984
59	One Memphis Place	Memphis, TN	1	Federal	204,694	76.3%	3,028	9,696	8,528	9/17/2010	1985
60	701 Clay Road	Waco, TX	1	Federal	137,782	100.0%	2,201	13,517	8,841	12/23/1997	1997
61	14660, 14672 & 14668 Lee Road	Chantilly, VA	3	Government Contractor	409,478	97.6%	13,422	81,090	81,090	12/22/2016	2002
62	Enterchange at Meadowville	Chester, VA	1	Federal	228,108	100.0%	1,524	11,328	10,515	8/28/2013	2011
63	3920 Pender Drive	Fairfax, VA	1	Federal	83,130	100.0%	2,440	15,815	14,932	3/21/2014	2011
64	Pender Business Park	Fairfax, VA	4	State	171,061	96.2%	4,063	24,104	22,332	11/4/2013	2000
65	1759 & 1760 Business Center Drive	Reston, VA	2	Federal	406,388	100.0%	12,335	89,630	84,493	5/28/2014	1996
66	9960 Mayland Drive	Richmond, VA	1	State	173,932	94.4%	3,338	19,788	18,722	5/20/2014	1994
67	Aquia Commerce Center	Stafford, VA	2	Federal	64,656	100.0%	1,872	10,285	9,215	6/22/2011	1998
68	65 Bowdoin Street	S. Burlington, VT	1	Federal	26,609	100.0%	1,114	9,236	7,797	4/9/2010	2009
69	840 North Broadway	Everett, WA	2	State	111,908	100.0%	2,627	20,082	18,149	6/28/2012	1988
70	Stevens Center	Richland, WA	2	Federal	140,152	100.0%	2,820	22,611	13,972	3/31/1997	1995
71	11050 West Liberty Drive	Milwaukee, WI	1	Federal	29,297	100.0%	795	5,587	4,942	6/9/2011	2006
72	2029 Stonewall Jackson Drive	Falling Waters, WV	1	Federal	40,348	100.0%	767	5,062	3,057	3/31/1997	1993
73	5353 Yellowstone Road	Cheyenne, WY	1	Federal	122,647	100.0%	1,791	10,663	6,445	3/31/1997	1995
			95		11,442,513	95.1%	$ 272,356	$ 1,888,760	$ 1,591,956		

(1) Excludes one property (one building) classified as discontinued operations.
(2) Annualized rental income is calculated using annualized contractual base rents from our tenants pursuant to our lease agreements as of December 31, 2016, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.
(3) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in June 2009 in connection with our initial public offering.
(4) Weighted based on rentable square feet.
(5) Rentable square footage excludes a 25,579 square foot expansion to be constructed at an existing property prior to the commencement of the lease.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2016
34